UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     July 16, 1997

COMMISSION          REGISTRANT, STATE OF INCORPORATION,       I.R.S. EMPLOYER
FILE NUMBER           ADDRESS AND TELEPHONE NUMBER           IDENTIFICATION NO.


1-1443              CENTRAL AND SOUTH WEST CORPORATION           51-0007707
                    (A Delaware Corporation)
                    1616 Woodall Rodgers Freeway
                    Dallas, TX 75202-1234
                    (214) 777-1000

















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ITEM 5. OTHER EVENTS


SETTLEMENT OF LITIGATION RELATED TO TERMINATION OF THE EL PASO ELECTRIC COMPANY MERGER

RECENT DEVELOPMENT
On July 16, 1997, Central and South West Corporation (CSW) issued a press release with respect to the settlement of litigation related to termination of the proposed merger with El Paso Electric Company. The press release is attached as Exhibit 99.1.


BACKGROUND INFORMATION
For background information and earlier developments related to the proposed merger and related litigation with El Paso Electric Company, reference is made to CSW's 1996 Combined Annual Report on Form 10-K, Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and the documents referenced therein.



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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CENTRAL AND SOUTH WEST CORPORATION


Date:  July 16, 1997

                                   By:  /S/ LAWRENCE B. CONNORS
                                            Lawrence B. Connors
                                               Controller